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                                  EXHIBIT 12(A)

                         THE CHASE MANHATTAN CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)


                                                                            Nine Months Ended
                                                                           September 30, 2000
                                                                           ------------------
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes                                                    $  5,130
                                                                              --------

Fixed charges:
   Interest expense                                                              4,921
   One-third of rents, net of income from subleases (a)                            126
                                                                              --------
Total fixed charges                                                              5,047
                                                                              --------

Less:  Equity in undistributed income of affiliates                                (55)
                                                                              --------

Earnings before taxes and fixed charges, excluding capitalized interest       $ 10,122
                                                                              ========

Fixed charges, as above                                                       $  5,047
                                                                              ========

Ratio of earnings to fixed charges                                                2.01
                                                                              ========

INCLUDING INTEREST ON DEPOSITS

Fixed charges, as above                                                       $  5,047

Add:  Interest on deposits                                                       6,302
                                                                              --------

Total fixed charges and interest on deposits                                  $ 11,349
                                                                              ========

Earnings before taxes and fixed charges, excluding
      capitalized interest,as above                                           $ 10,122

Add:  Interest on deposits                                                       6,302
                                                                              --------

Total earnings before taxes, fixed charges and interest on deposits           $ 16,424
                                                                              ========


Ratio of earnings to fixed charges                                                1.45
                                                                              ========
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(a)      The proportion deemed representative of the interest factor.

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